Exhibit 99.1

Leafly Holdings, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

Delivered Q4 2023 revenue of $9.7 million

Reported Q4 2023 net loss of $0.5 million and adjusted EBITDA1 of $1.2 million

Focus on operational discipline in 2023 resulted in full year $25 million cost savings over 2022

SEATTLE--(BUSINESS WIRE)-- March 28, 2024 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its fourth quarter and year ended December 31, 2023.

“We saw continued turbulence across the cannabis industry and in our business in 2023. Leafly’s focus has been on improving our efficiency as a business, and we are proud of the progress we made in 2023 on our path to profitability, while at the same time, continuing to deliver value for our partners,” said Yoko Miyashita, CEO of Leafly. “We believe we are now better equipped to offer the right product at the right price to the right customer, and serve as a trusted matchmaker, connecting retailers and brands with high-intent consumers.”

Fourth Quarter Financial Results

•
Revenue was $9.7 million, compared to $12.1 million in Q4 2022.
•
Retail revenue was $8.3 million, compared to $9.5 million in Q4 2022.
•
Brand revenue was $1.4 million, compared to $2.7 million in Q4 2022. While brand revenue increased on a sequential quarter basis, this part of the business continues to experience downward pressure.
•
Gross margin was 89%, an improvement over Q4 2022 gross margin of 88%.
•
Total operating expense was $8.6 million, a 48% reduction from $16.3 million in Q4 2022, reflecting operational rigor and continued focus on cost discipline.
•
Net loss was $0.5 million, compared to net loss of $5.8 million for Q4 2022.
•
Adjusted EBITDA1, a non-GAAP measure, was $1.2 million compared to adjusted EBITDA loss of $4.2 million in Q4 2022.
•
Ended the quarter with $15.3 million in cash, excluding restricted cash, an increase compared to Q3 2023.

1.
The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the table included in this release below.

Full Year Financial Results

•
Revenue was $42.3 million, compared to $47.4 million in 2022.
•
Total operating expenses were reduced by over $25 million and totaled $44.5 million in 2023 compared to $69.5 million in 2022. Management continues to focus on operational efficiencies across the business.
•
Operating loss narrowed to $7.1 million in 2023, compared to $28.0 million in 2022.
•
Net loss for 2023 was $9.5 million, compared to net income of $5.1 million for 2022.
•
Adjusted EBITDA1, a non-GAAP measure, was a loss of $2.3 million in 2023, compared to adjusted EBITDA loss of $23.2 million in 2022.

“Our focus on running a lean business resulted in significant operating improvements in 2023, with a nearly $21 million improvement in operating loss and in adjusted EBITDA," said Suresh Krishnaswamy, CFO of Leafly. "In 2024, we will remain focused on running our business efficiently, reducing cash burn and investing in the areas of the business with the greatest potential for growth."

Key Performance Metrics

	Three Months Ended December 31,
	2023	2022	Change	Change (%)

Ending retail accounts	4,075	5,806	(1,731)	-30%
Retailer ARPA	$672	$554	$118	21%

Fourth Quarter Business Highlights

•
Retailer average revenue per account (“ARPA”) was $672, an increase of $118 from Q4 2022, and also increased over Q3 2023. The increases were largely driven by the roll-out of new rate cards early in Q3 2023 and churn of lower ARPA accounts.
•
The Company ended the year with 131 employees, compared to 204 at the end of 2022.

•
Leafly bolstered its collections efforts, and strategically focused on removing underperforming and non-paying retailers to build a healthier, more durable customer-base.
•
The Company started overhauling its revenue operations, which is expected to reduce the cost of the Company’s support structure, and will allow its sales teams to focus on revenue generation and growth.
•
The Company continued to make improvements to its deals functionality providing even more opportunities for retailers and brands to utilize a variety of deal types to attract more shoppers.

Cash and Liquidity

The Company ended the year with $15.3 million in cash, excluding restricted cash, compared to $24.6 million at the end of 2022. The Company’s $29.7 million of convertible notes mature and are due in January 2025, and at its current liquidity position, the Company would not be able to repay the notes when due. As a result, the audit opinion in the Company’s 2023 financial statements included in the Company’s 2023 Annual Report on Form 10-K will include a going concern qualification. Resolving this issue is an important priority for Leafly.

Financial Outlook

Today, Leafly is issuing guidance for the first quarter of 2024. Based on current business trends and conditions, we expect first quarter revenue of around $9 million and an adjusted EBITDA2 loss of approximately $1 million.

2.
Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; and gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, March 28, 2024 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (833) 470-1428 toll-free domestically. Please reference conference ID: #975173. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Leafly's powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer. We believe this metric is helpful for investors because it represents a portion of the volume element of our revenue and provides an indication of our market share. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Retailer average revenue per account (“ARPA”)

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions. We believe this metric is helpful for investors because it represents the price element of our revenue. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Given that each of ending retail accounts and retailer ARPA are operational measures and that the Company’s methodology for calculating these measures does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and

Exchange Commission (the "SEC"), a quantitative reconciliation for each is not required or provided.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, projected future results, financial outlook, expected results from cost saving measures, management objectives, and initiatives undertaken to improve our liquidity and capitalization. These forward-looking statements generally are identified by the words “believe,” “expect,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” "seek," "focus," "continue,” "potential," “likely,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained herein. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

There may be events in the future that Leafly is not able to predict accurately or over which it has no control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. The risks and uncertainties described in the “Risk Factors” section of Leafly’s Annual Report on Form 10-K for the year ended December 31, 2022 filed by Leafly with the SEC on March 29, 2023, in Leafly’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and in the other documents filed by Leafly from time to time with the SEC provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Leafly in such forward-looking statements.

These examples include, but are not limited to:

•
Leafly’s ability to raise sufficient capital or obtain financing or secure other sources of liquidity in the future to execute its business plan and pay its debt and other obligations when due;
•
the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets;
•
the impact of macro-economic conditions, including the resulting effect on consumer spending at local cannabis retailers and the level of advertising spending by such retailers;

•
the degree of market acceptance and adoption of Leafly’s products, services and pricing changes;
•
Leafly’s ability to attract and retain customers;
•
Leafly’s success in retaining or recruiting officers, key employees or directors;
•
Leafly’s ability to regain compliance with the Nasdaq Stock Market LLC’s (“Nasdaq”) continued listing requirements and maintain the listing of Leafly’s shares of common stock and warrants on the Nasdaq Capital Market, which will be subject to certain approvals by Nasdaq, among other contingencies and factors;
•
the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal (under which cannabis is illegal) or applicable state law and slower legalization efforts at the state level;
•
the substantial doubt regarding our ability to continue as a going concern because we do not currently have the ability to repay our convertible notes due in January 2025; and
•
other factors impacting Leafly’s business, operations and financial performance.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$15,293	$24,594
Accounts receivable, net of allowance for credit loss of $1,398 and $908, respectively	2,635	3,298
Prepaid expenses and other current assets	1,074	1,792
Restricted cash	—	360
Total current assets	19,002	30,044
Property, equipment, and software, net	2,554	2,285
Restricted cash - long-term portion	251	248
Other assets	28	135
Total assets	$21,835	$32,712

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$813	$1,625
Accrued expenses and other current liabilities	2,503	6,235
Deferred revenue	1,764	1,958
Total current liabilities	5,080	9,818

Non-current liabilities
Non-current portion of convertible promissory notes, net	29,085	28,863
Private warrants derivative liability	104	182
Escrow shares derivative liability	4	52
Stockholder earn-out rights derivative liability	20	204
Total non-current liabilities	29,213	29,301
Total liabilities	34,293	39,119

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	—	—
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	93,403	89,956
Accumulated deficit	(74,198)	(64,700)
Total stockholders' deficit	(12,458)	(6,407)
Total liabilities and stockholders' deficit	$21,835	$32,712

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$9,745	$12,112	$42,252	$47,363
Cost of revenue	1,054	1,449	4,801	5,860
Gross profit	8,691	10,663	37,451	41,503
Operating expenses
Sales and marketing	2,178	5,551	12,504	27,080
Product development	1,715	4,061	9,848	14,988
General and administrative	4,675	6,710	22,150	27,440
Total operating expenses	8,568	16,322	44,502	69,508
Income (loss) loss from operations	123	(5,659)	(7,051)	(28,005)
Interest expense, net	(621)	(692)	(2,778)	(2,811)
Change in fair value of derivatives	14	559	309	36,823
Other income (expense), net	29	25	22	(937)
Net (loss) income	$(455)	$(5,767)	$(9,498)	$5,070

Net (loss) income per share:
Basic	$(0.22)	$(3.34)	$(4.74)	$2.89
Diluted	$(0.22)	$(3.34)	$(4.74)	$2.50

Weighted average shares outstanding:
Basic	2,098,999	1,727,303	2,005,549	1,754,012
Diluted	2,098,999	1,727,303	2,005,549	1,887,024

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(9,498)	$5,070
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	986	449
Stock-based compensation expense	2,955	3,917
Bad debt expense	2,767	1,378
Loss on disposition of assets	61	—
Noncash amortization of debt discount	546	506
Noncash interest expense associated with convertible debt	—	243
Noncash change in fair value of derivatives	(309)	(36,823)
Other	—	46
Changes in operating assets and liabilities:
Accounts receivable	(2,104)	(1,718)
Prepaid expenses and other current assets	825	(580)
Accounts payable	(813)	424
Accrued expenses and other current liabilities	(3,826)	(983)
Deferred revenue	(194)	(17)
Net cash used in operating activities	(8,604)	(28,088)

Cash flows from investing activities
Additions of property, equipment, and software	(1,345)	(2,470)
Proceeds from sale of property and equipment	29	—
Net cash used in investing activities	(1,316)	(2,470)

Cash flows from financing activities
Proceeds from exercise of stock options	—	158
Proceeds from convertible promissory notes	—	29,374
Proceeds from business combination placed in escrow and restricted	—	39,032
Trust proceeds received from recapitalization at closing	—	582
Issuance of common stock under ESPP	168	—
Repurchase of common stock and settlement of forward purchase agreements	—	(31,303)
Transaction costs associated with recapitalization	—	(10,761)
Advances (repayments) of related party payables	94	(17)
Net cash provided by financing activities	262	27,065

Net decrease in cash, cash equivalents, and restricted cash	(9,658)	(3,493)
Cash, cash equivalents, and restricted cash, beginning of year	25,202	28,695
Cash, cash equivalents, and restricted cash, end of year	$15,544	$25,202

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•
EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net (loss) income and our other GAAP results.

A reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(455)	$(5,767)	$(9,498)	$5,070
Interest expense, net	621	692	2,778	2,811
Depreciation and amortization expense	289	173	986	449
EBITDA	455	(4,902)	(5,734)	8,330
Stock-based compensation	720	758	2,955	3,917
Transaction expenses allocated to derivatives and reverse stock split	—	—	55	874
Severance	—	492	754	492
Change in fair value of derivatives	(14)	(559)	(309)	(36,823)
Adjusted EBITDA	$1,161	$(4,211)	$(2,279)	$(23,210)

Contacts

Media

pr@leafly.com

Investors

ir@leafly.com

Source: Leafly Holdings, Inc.